Exhibit 4.10


                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "AGREEMENT") dated as of May 9, 2003 is given by the undersigned in favor of Bank of America, N.A., as Agent (as defined below), and the Lender Parties (as defined below).

         WHEREAS, Grubb & Ellis Company (the "COMPANY"), various financial institutions (together with their respective successors and assigns, the "LENDERS") and Bank of America, N.A., as administrative agent (in such capacity, the "AGENT"), have entered into a Credit Agreement dated as of December 31, 2000 (as amended, restated, refinanced or otherwise modified from time to time, the "CREDIT AGREEMENT") pursuant to which the Lenders have made, and may from time to time hereafter make, loans and other financial accommodations to the Company from time to time;

         WHEREAS, the Company may from time to time enter into Hedge Agreements (as defined in the Guaranty and Collateral Agreement referred to in the Credit Agreement) with one or more Lenders or affiliates thereof (the Lenders, together with all affiliates thereof which are parties to Hedge Agreements with the Company, are collectively called the "LENDER PARTIES");

         WHEREAS, the Company has issued a promissory note dated the date hereof in the original principal amount of $4,000,000 (as amended or otherwise modified from time to time, the "NOTE") to the undersigned;

         WHEREAS, all obligations of the Company to the undersigned under the Note are to be subordinated to the obligations of the Company to the Agent and the Lender Parties as more fully set forth below;

         NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the undersigned agrees as follows:

1. All obligations of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, are called "LIABILITIES". All Liabilities to the Agent and the Lender Parties under or in connection with the Credit Agreement are called "SENIOR LIABILITIES"; and all Liabilities to the undersigned under or in connection with the Note are called "JUNIOR LIABILITIES"; it being expressly understood and agreed that the term "Senior Liabilities", as used herein, shall include, without limitation, any and all interest accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in SECTION 3, notwithstanding any provision or rule of law which might restrict the rights of the Agent or any Lender Party, as against the Company or anyone else, to collect such interest.

2. Except as expressly otherwise provided herein or as the Agent may hereafter otherwise expressly consent in writing, the payment of all Junior Liabilities shall be postponed and subordinated to the payment in full in cash of all Senior Liabilities, and no payment or other distribution whatsoever in respect of any Junior Liabilities shall be made, nor shall any property or assets of the Company be applied to the purchase or other acquisition or retirement of any Junior Liabilities until all Senior Liabilities have been paid in full in cash; PROVIDED that, so long as no Default or Event of Default exists or would result


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         therefrom,  the  Company  may  make  regularly-scheduled   payments  of
         interest on the Junior Liabilities as such payments become due.

3. In the event of any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Company or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or any sale of all or substantially all of the assets of the Company, or otherwise), all Senior Liabilities shall first be paid in full in cash before the undersigned shall be entitled to receive and to retain any payment or distribution in respect of any of the Junior Liabilities, and, in order to implement the foregoing,

         a. the undersigned shall cause all payments and distributions of any kind or character in respect of the Junior Liabilities to which the undersigned would be entitled if the Junior Liabilities were not subordinated pursuant to this Agreement to be made directly to the Agent,

         b. the undersigned shall promptly file a claim or claims, in the form required in such proceeding, for the full outstanding amount of the Junior Liabilities, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent and

         c. the undersigned hereby irrevocably agrees that the Agent may, at its sole discretion, in the name of the undersigned or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file and prove, and vote or consent in any such proceedings with respect to, any and all claims of the undersigned relating to the Junior Liabilities.

4. If the undersigned receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever in respect of any of the Junior Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for the Agent and the Lender Parties and promptly turned over by the undersigned to the Agent. The undersigned will cause to be clearly inserted in the Note or in any other promissory note or other instrument which at any time evidences any of the Junior Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. The undersigned will execute such further documents or instruments and take such further action as the Agent may reasonably from time to time request to carry out the intent of this Agreement.

5. All payments and distributions received by the Agent in respect of the Junior Liabilities, to the extent received in or converted into cash, may be applied by the Agent first to the payment of any and all expenses (including reasonable attorneys' fees and charges) paid or incurred by the Agent in enforcing this Agreement or in endeavoring to collect or realize upon any of the Junior Liabilities or any security therefor, and any balance thereof shall, solely as between the undersigned and the Agent, be applied by the Agent, in such



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         order of application as the Agent may from time to time select,  toward the payment of the Senior Liabilities remaining unpaid; but, as between the Company and its creditors, no such payment or distribution of any kind or character shall be deemed to be a payment or distribution in respect of the Senior Liabilities; and, notwithstanding any such payment or distribution received by the Agent in respect of the Junior Liabilities and so applied by the Agent toward the payment of the Senior Liabilities, the undersigned shall be subrogated to the then existing rights of the Agent and Lender Parties, if any, in respect of the Senior Liabilities only at such time as this Agreement shall have been discontinued and the Senior Liabilities shall have been finally paid in full in cash.

6.       The undersigned hereby waives:

         a. notice of acceptance by the Agent or any Lender Party of this Agreement;

         b. notice of the existence or creation or non-payment of all or any of the Senior Liabilities; and

         c. all diligence in collection or protection of or realization upon the Senior Liabilities or any thereof or any security therefor.

7.       The  undersigned  will not,  without the prior  written  consent of the
         Agent:

         a. cancel, waive, forgive, transfer or assign, or attempt to enforce or collect, or subordinate to any Liabilities other than the Senior Liabilities, any Junior Liabilities or any rights in respect thereof;

         b.       take any action to foreclose upon, or exercise any other right
                  with   respect  to,  any   collateral   securing   the  Junior
                  Liabilities; or

         c.       commence,  or join with any other creditor in commencing,  any
                  bankruptcy,   reorganization  or  insolvency  proceeding  with
                  respect to the Company.

8. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all Senior Liabilities may have been paid in full) until all Senior Liabilities shall have been finally paid in full in cash and all Commitments under and as defined in the Credit Agreement shall have terminated.

9. The Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned, take any or all of the following actions:

         a. retain or obtain security interest in any property to secure any of the Senior Liabilities,

         b. retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities,



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         c.       extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities, and

         d. release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligation of any nature of any obligor with respect to any such property.

10.      Any  Lender  Party  may,  from  time to  time,  without  notice  to the undersigned, assign or transfer its interest in any or all of the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as the applicable assignor or transferor.

11. Neither the Agent nor any Lender Party shall be prejudiced in its rights under this Agreement by any act or failure to act of the Company or the undersigned, or any noncompliance of the Company or the undersigned with any agreement or obligation, regardless of any knowledge thereof which the Agent or any Lender Party may have or with which the Agent or any Lender Party may be charged; and no action of the Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Agent or any Lender Party and the obligations of the undersigned under this Agreement.

12. No delay on the part of the Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Agreement be binding upon the Agent or any Lender Party except as expressly set forth in a writing duly signed and delivered on behalf of the Agent.

13. This Agreement shall be binding upon the undersigned and upon the successors and assigns of the undersigned; and all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or assign to such entity.

14. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.



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


15. The undersigned (and, by accepting the benefits hereof, the Agent and each Lender Party) expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from any banking relationship existing in connection with this Agreement and agrees that any such action or proceeding shall be tried before a court and not before a jury.

       IN WITNESS WHEREOF, this Agreement has been delivered as of the day first above written.


                                     KOJAIAN FUNDING, L.L.C., a Michigan limited liability company


                                     By: KOJAIAN VENTURES, L.L.C., a Michigan
                                         limited liability company, Member


                                         By: KOJAIAN VENTURES-MM, INC.,
                                             a Michigan corporation


                                             By: -----------------------------
                                                 C. Michael Kojaian, Manager









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       The  Company  hereby  acknowledges  receipt  of a copy  of the  foregoing
Subordination Agreement, waives notice of acceptance thereof by the Agent or any Lender Party, and agrees to be bound by the terms and provisions thereof, to make no payments or distributions contrary to the terms and provisions thereof, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.


Dated: May 9, 2003                        GRUBB & ELLIS COMPANY



                                          By:
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                                          Title:
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